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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Experts", "Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial and Operating Data" and to the use of our report dated December 11, 2006, in the Registration Statement (Form F-1 No.333-139258) and related Prospectus of Solarfun Power Holdings Co., Ltd. dated December 18, 2006.




/s/ Ernst & Young Hua Ming
Shanghai, People's Republic of China
December 18, 2006

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